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                                                                    Exhibit 23.7


                               Consent of KPMG LLP


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference into this Registration Statement on Form S-3 of Vornado Realty Trust of our report dated March 20, 1998, with respect to the consolidated balance sheets of Mendik Real Estate Limited Partnership and consolidated venture as of December 31, 1997 and 1996, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the Form 8-K of Vornado Realty Trust, dated August 12, 1998 and filed with the Securities and Exchange Commission on February 12, 1999, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ KPMG LLP

Boston, Massachusetts
October 25, 1999